EXHIBIT 99.1

Yelp Reports Third Quarter 2026 Results

Net Revenue decreased by 1% year over year to $371 million

Net Income decreased from the prior year to $35 million, reflecting a 9% margin

Adjusted EBITDA1 decreased 6% year over year to $92 million, reflecting a 25% margin

Updates outlook ranges of 2026 Net Revenue to $1.455 billion to $1.460 billion and 2026 Adjusted

EBITDA to $320 million to $325 million2

SAN FRANCISCO--(BUSINESS WIRE)--November 5, 2026--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the third quarter ended September 30, 2026 in the Shareholder Letter available on its Investor Relations website at yelp-ir.com.

“Yelp continued to advance its AI transformation in the third quarter, and recently introduced more than 30 new features and updates, including a smarter and more personalized Yelp Assistant,” said Jeremy Stoppelman, Yelp's co-founder and chief executive officer. “Our AI tools for businesses are gaining traction, supported by substantial advances in voice AI that enable more natural conversations in both Yelp Host and Hatch. Continued demand for our trusted local content across the AI ecosystem drove growth in revenue from data licensing. While we expect consumers and local businesses to continue facing a challenging economic environment, I'm confident our strategic initiatives will position Yelp to deliver long-term shareholder value.”

“In the third quarter, Yelp delivered net revenue of $371 million, $1 million above the high end of our outlook range,” said David Schwarzbach, Yelp's chief financial officer. “While advertising revenue remains pressured, other revenue grew 82% year over year to a record annual run rate3 of $136 million, gaining traction toward our target of $250 million. Looking ahead, we believe our disciplined approach and strategic focus on high-return areas will create long-term value.”

Quarterly Conference Call

Yelp will host a live webcast today at 2 p.m. Pacific Time to discuss the third quarter financial results and outlook for the fourth quarter and full year 2026. The webcast can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website.

1 See “Non-GAAP Financial Measures” for the definitions of Adjusted EBITDA and Adjusted EBITDA margin, as well as reconciliations of Adjusted EBITDA to Net income (loss) and Adjusted EBITDA margin to Net income (loss) margin, in each case the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).
2 Yelp has not reconciled its Adjusted EBITDA outlook to GAAP Net income (loss) because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income (expense), net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
3 Other revenue annual run rate is calculated by multiplying the results for a given quarter, excluding out-of-period adjustments, by four.

About Yelp

Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions rely on Yelp to inform their spending decisions and get things done. By combining authentic human content with AI technologies, including Yelp Assistant, Yelp helps people move seamlessly from discovery to taking action, whether it’s requesting quotes from service pros, making reservations, ordering food, scheduling appointments, or connecting with the right businesses for their needs. Yelp was founded in San Francisco in 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including its expected financial results for the full year 2026 and its expectations regarding other revenue growth, its expectations regarding its AI transformation as well as its investments in and benefits from strategic initiatives, changes to its product offerings and its ability to gain and sustain market acceptance and adoption of those offerings, the implications of trends in its key metrics and its ability to drive long-term profitable growth, that are based on its current expectations, forecasts and assumptions that involve risks and uncertainties.

Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•Adverse macroeconomic conditions — particularly those affecting local economies — and their impact on consumer behavior and advertiser spending;
•Yelp’s ability to maintain and expand its advertiser base;
•Yelp’s ability to execute on its strategic initiatives, including its AI transformation, and the effectiveness thereof;
•Yelp's ability to maintain and increase traffic to and user engagement on its platform, including its ability to generate, maintain and recommend sufficient content that consumers find relevant, helpful and reliable;
•Yelp’s reliance on internet search engines and application marketplaces, certain providers of which offer products and services that compete directly with its products;
•Yelp’s ability to successfully manage acquisitions of new businesses, solutions or technologies, to successfully integrate those businesses, solutions or technologies, including Hatch, and to monetize such acquired products, solutions or technologies;
•Yelp’s ability to continue to effectively operate with a remote work force and attract and retain key talent;
•Yelp’s reliance on third-party service providers and strategic partners;
•Competition in, and the rapid evolution of, Yelp’s industry;
•Yelp’s ability to maintain, protect and enhance its brand; and
•Yelp’s ability to maintain the uninterrupted and proper operation of its technology and network infrastructure.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov.

Undue reliance should not be placed on the forward-looking statements in this press release or the above-referenced webcast, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$119,840	$216,062
Short-term marketable securities	—	103,290
Accounts receivable, net	151,465	153,224
Prepaid expenses and other current assets	42,504	42,359
Total current assets	313,809	514,935
Property, equipment and software, net	105,541	91,685
Operating lease right-of-use assets	14,744	16,046
Goodwill	353,354	135,847
Intangibles, net	86,413	49,038
Other non-current assets	128,877	150,927
Total assets	$1,002,738	$958,478

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$159,875	$158,789
Operating lease liabilities — current	7,479	7,426
Deferred revenue	10,673	5,845
Total current liabilities	178,027	172,060
Revolving credit facility	75,000	—
Operating lease liabilities — long-term	14,090	17,451
Other long-term liabilities	63,696	58,115
Total liabilities	330,813	247,626

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,091,958	2,010,948
Treasury stock	—	(999)
Accumulated other comprehensive loss	(10,054)	(7,677)
Accumulated deficit	(1,409,979)	(1,291,420)
Total stockholders’ equity	671,925	710,852
Total liabilities and stockholders’ equity	$1,002,738	$958,478

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue	$370,919	$376,038	$1,107,895	$1,104,966

Costs and expenses:
Cost of revenue(1)	42,158	36,288	122,343	106,563
Sales and marketing(1)	151,500	150,740	458,072	441,636
Product development(1)	64,655	78,137	212,280	240,404
General and administrative(1)	46,344	45,462	143,559	143,487
Depreciation and amortization	17,369	12,526	51,720	37,241
Total costs and expenses	322,026	323,153	987,974	969,331
Income from operations	48,893	52,885	119,921	135,635
Other income, net	1,351	5,350	4,670	16,816
Income before income taxes	50,244	58,235	124,591	152,451
Provision for income taxes	15,692	18,911	40,652	44,647
Net income attributable to common stockholders	$34,552	$39,324	$83,939	$107,804
Net income per share attributable to common stockholders
Basic	$0.64	$0.62	$1.49	$1.68
Diluted	$0.63	$0.61	$1.48	$1.63
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	54,393	63,025	56,155	64,136
Diluted	54,787	64,216	56,765	65,975

(1) Includes stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cost of revenue	$1,176	$997	$3,558	$3,238
Sales and marketing	5,806	7,052	18,342	21,986
Product development	8,728	16,607	34,109	53,862
General and administrative	7,378	8,225	23,335	26,039
Total stock-based compensation	$23,088	$32,881	$79,344	$105,125

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net income	$83,939	$107,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,720	37,241
Provision for credit losses	27,411	34,155
Stock-based compensation	79,344	105,125
Amortization of right-of-use assets	4,311	8,834
Deferred income taxes	27,542	29,829
Amortization of deferred contract cost	16,572	17,963
Other adjustments, net	4,656	2,523
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(25,226)	(33,013)
Prepaid expenses and other assets	(31,283)	(32,692)
Operating lease liabilities	(6,096)	(18,284)
Accounts payable, accrued liabilities and other liabilities	699	28,062
Net cash provided by operating activities	233,589	287,547
Investing Activities
Purchases of marketable securities	(5,975)	(60,987)
Sales and maturities of marketable securities	109,293	59,782
Purchases of other investments	(650)	(700)
Maturities of other investments	5,000	—
Acquisition, net of cash received	(263,600)	—
Purchases of property, equipment and software	(42,820)	(36,136)
Other investing activities	(280)	64
Net cash used in investing activities	(199,032)	(37,977)
Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	19,476	12,295
Taxes paid related to the net share settlement of equity awards	(24,609)	(46,624)
Repurchases of common stock	(200,100)	(203,450)
Proceeds from revolving credit facility	165,000	—
Repayments on revolving credit facility	(90,000)	—
Other financing activities	(119)	—
Net cash used in financing activities	(130,352)	(237,779)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(116)	2,016

Change in cash, cash equivalents and restricted cash	(95,911)	13,807
Cash, cash equivalents and restricted cash — Beginning of period	216,289	217,682
Cash, cash equivalents and restricted cash — End of period	$120,378	$231,489

Non-GAAP Financial Measures
This press release and statements made during the above-referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a “non-GAAP financial measure.”

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income (expense), net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other operating income and expense items, such as expenses for which we expect to be indemnified, acquisition and integration costs, and other items that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account certain income and expense items, such as indemnifiable expenses, acquisition and integration costs, or other costs that management determines are not indicative of ongoing operating performance;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$34,552	$39,324	$83,939	$107,804
Provision for income taxes	15,692	18,911	40,652	44,647
Other income, net	(1,351)	(5,350)	(4,670)	(16,816)
Depreciation and amortization	17,369	12,526	51,720	37,241
Stock-based compensation	23,088	32,881	79,344	105,125
Indemnifiable expenses(1)(2)	139	(226)	1,387	4,955
Acquisition and integration costs(1)(3)	2,779	—	10,679	539
Adjusted EBITDA	$92,268	$98,066	$263,051	$283,495

Net revenue	$370,919	$376,038	$1,107,895	$1,104,966
Net income margin	9%	10%	8%	10%
Adjusted EBITDA margin	25%	26%	24%	26%
(1)    Recorded within general and administrative expenses on our condensed consolidated statements of operations.
(2)    Represents expenses for which we expect to be indemnified in connection with our acquisition of RepairPal. Indemnifiable expenses during the three and nine months ended September 30, 2026 and 2025 consist of expenses recorded in connection with an indemnification obligation assumed in the RepairPal acquisition and, in the current-year periods, tax payments related to pre-acquisition tax periods, in each case net of indemnification payments received through the release of funds from the RepairPal holdbacks.
(3)    Acquisition and integration costs during the three and nine months ended September 30, 2026 represent costs related to the Hatch acquisition and include accrued acquisition- and integration-related compensation. Acquisition and integration costs during the three and nine months ended September 30, 2025 represent costs related to the RepairPal acquisition.

The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$99,951	$131,518	$233,589	$287,547
Purchases of property, equipment and software	(15,411)	(12,581)	(42,820)	(36,136)
Free cash flow	$84,540	$118,937	$190,769	$251,411

Net cash used in investing activities	$(15,766)	$(11,357)	$(199,032)	$(37,977)

Net cash used in financing activities	$(58,138)	$(86,197)	$(130,352)	$(237,779)